UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2012

CROSS BORDER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52738	98-0555508
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

22610 US Highway 281 N., Suite 218, San Antonio, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(210) 226-6700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2012, Cross Border Resources, Inc., a Nevada corporation (the “Company”), entered into separate indemnification agreements (the “Indemnification Agreements”) with Alan W. Barksdale, Randell K. Ford, Paul N. Vassilakos, John W. Hawkins and Richard F. LaRoche, Jr., each a member of the Board of Directors of the Company (each, an “Indemnitee”).

Pursuant to the Indemnification Agreements, the Company will indemnify, and advance amounts to, an Indemnitee to the fullest extent permitted by applicable law, as in effect on the date of the agreement or to such greater extent as applicable law may later permit, in connection with any proceedings brought against such Indemnitee by reason of his status as a director, officer, employee, agent or fiduciary of the Company, any subsidiary of the Company, or any other enterprise which such person is or was serving at the request of the Company. In order to be entitled to advances, the Indemnitee must enter into an agreement to repay such advances if it is ultimately determined that he is not entitled to indemnification.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2012

CROSS BORDER RESOURCES, INC.

By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chairman of the Board